EXHIBIT 10.1

                             AMENDMENT AND AGREEMENT

         This AMENDMENT AND AGREEMENT, dated as of April 18, 2005 (this "Agreement"), by and among CATALYST LIGHTING GROUP, INC., a Delaware corporation (the "Company"), WHITCO COMPANY, LP, a Texas limited partnership ("Whitco"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in either: (a) that certain Securities Purchase Agreement, dated as of September 30, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement") or (b) that certain Security Agreement, dated as of September 30, 2004, by and among the Company, Whitco and Laurus (as amended, modified or supplemented from time to time, the "Security Agreement"), as applicable.

         Reference is made to (i) Securities Purchase Agreement, (ii) Security Agreement, (iii) that certain Registration Rights Agreement, dated as of September 30, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Registration Rights Agreement") and (iv) that certain Omnibus Amendment No. 1, dated December 3, 2004, by and between the Company and Laurus;

         WHEREAS, Laurus has agreed to release to the Company $400,000 (less any accrued but unpaid interest under the documents referred to above) (the "Released Amount") from the Restricted Account and, in connection therewith, the Company has agreed to issue to Laurus 250,000 shares of the Common Stock of the Company (the "New Shares");

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Immediately upon execution hereof by all parties hereto: (a) the Company agrees to issue the New Shares to Laurus and (b) Laurus hereby agrees to direct North Fork Bank to release from the Restricted Account the Released Amount.

      2. Section 1 of the Registration Rights Agreement is hereby amended by deleting the definitions of "Filing Date" and "Registrable Securities" in their entirety and inserting the following new definitions in lieu thereof:

                  "Filing Date" means, with respect to (i) the initial Registration Statement required to be filed hereunder, a date no later than forty five (45) days following the date hereof, (ii) with respect to each $1,000,000 tranche of Loans evidenced by a Minimum Borrowing Note funded after the date hereof, the date which is forty five (45) days after such funding of such additional $1,000,000 of Loans evidenced by a Minimum Borrowing Note, (iii) with respect to the loans evidenced by the Note (as defined in the Securities Purchase Agreement), the date which is forty five (45) days following the date hereof, (iv) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.4 of the Note (as defined in the Securities Purchase Agreement), Section 3.4 of the Secured Convertible Revolving Note, Section 3.5 of the Minimum Borrowing Notes or adjustments to the Exercise Price made pursuant to Section 4 of either of the Warrants or otherwise, forty-five (45) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price and (v) with respect to any additional shares of Common Stock or warrants or options to purchase Common Stock issued to the Purchaser by the Company after the date hereof, forty-five (45) days after the date of such issuance.

                  "Registrable Securities" means (i) the shares of Common Stock issued upon the conversion of each of the Notes and issuable upon exercise of the Warrants and (ii) any shares of Common Stock issued directly to the Purchaser.

      3. Furthermore, the Company and Laurus agree that Laurus shall have the right, upon one business day notice to the Company by Laurus, to require the Company to repay in full in cash the Released Amount. Failure by the Company to repay the Released Amount in accordance with the immediately preceding sentence shall constitute an Event of Default under and as defined in each of the Securities Purchase Agreement, the Related Agreements referred to in the Securities Purchase Agreement, the Security Agreement and the Ancillary Agreements referred to in the Security Agreement.
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      4. This Agreement shall be effective as of the date hereof following (i)
the execution of same by each of the Company, Whitco and Laurus, (ii) the issuance by the Company to Laurus of the New Shares and (iii) receipt by the Company of the Released Amount.

      5. There are no other amendments or modifications to the Securities Purchase Agreement, the Related Agreements referred to in the Securities Purchase Agreement, the Security Agreement or the Ancillary Agreements referred to in the Security Agreement and all of the other forms, terms and provisions of such documents remain in full force and effect.

      6. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Securities Purchase Agreement, the Related Agreements referred to in the Securities Purchase Agreement, the Security Agreement and the Ancillary Agreements are true correct and complete in all material respects and all of Company's material covenant requirements set forth in such documents have been met.

      7. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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         IN WITNESS WHEREOF, each of the Company, Whitco and Laurus has caused this Agreement signed in its name effective as of this 18th day of April 2005.


                               CATALYST LIGHTING GROUP, INC.


                               By:_______________________________________

                               Name:
                               Title:

                               WHITCO COMPANY, LP

                               By:  WHITCO Management, LLC, its General Partner

                               By:_______________________________________
                               Name:
                               Title:

                               LAURUS MASTER FUND, LTD.


                               By:______________________________
                               Name:
                               Title: Director